EXHIBIT 99.1
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CONTACT: Insightful Corporation
Sar Ramadan, 206/283-8802
sar@insightful.com

  Insightful Announces Preliminary Q4 and 2001 Results; Weak Economy and Delayed
                 Government Funding Negatively Impact Q4 Results

SEATTLE--(BUSINESS WIRE)--Jan. 7, 2002--Insightful Corporation (Nasdaq:IFUL), a leading provider of enterprise software solutions for data analysis, today announced that weak economic conditions and delays in federal government budgets negatively impacted results for the quarter ended December 31, 2001.

For the fourth quarter the company expects to report the following for continuing operations:

    --  Revenue of approximately $4.3 million.

    --  An operating loss of approximately $0.8 million.

    -- A one time restructuring charge of approximately $0.6 million for work force reduction including streamlining of the management team.

For the fiscal year ended December 31, 2001 the company expects to report the following:

    -- A loss from continuing operations, excluding the one-time restructuring charge, of approximately $0.3 million vs. income from continuing operations of $1.1 million for the previous year.

    -- Revenue from continuing operations of approximately $17.3 million vs. $15.2 million for the previous year, representing approximately 14% growth.

    -- Net income of approximately $2 million from continuing and discontinued operations, including gain on sale of discontinued operations, vs. a net loss of $6 million for the previous year.

    -- Cash and cash equivalents of approximately $6 million vs. a closing balance of $3.7 million for the previous year.

"Cost savings and expenditure delays in most of the industries we serve negatively impacted our top-line in both Q3 and Q4. In addition, the lack of federal budgets in Q4 delayed both our sales to the federal government as well as receipt of government research funds, which adversely affected both our top and bottom lines," said Shawn Javid, Insightful's CEO.

"We are confident in the soundness of our growth strategy and Insightful's long-term prospects," Javid continued. "Insightful will continue to fuel its core data analysis business while investing in new initiatives for accelerated growth to return to profitability as soon as possible."


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ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistics, data mining and predictive analysis, which expedite accurate decision-making and improve business performance.

Insightful's products, including S-PLUS(R), StatServer(R) and S-PLUS Analytic Server(TM), play a key role in data warehousing and business intelligence initiatives by delivering analytical tools and graphical reports that convert data into insight. Insightful also provides consulting, application development outsourcing, data integration and training focused on data analysis and predictive modeling. The company has been delivering data analysis solutions for over a decade to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications and manufacturing, plus many research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-206-283-8802.

 NOTE TO INVESTORS - FORWARD LOOKING STATEMENTS

This release contains forward-looking statements regarding our future plans and expectations. These forward-looking statements are based on opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by these forward-looking statements. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of these forward-looking statements. Factors that could affect our actual results include, but are not limited to, the risk factors described in the section entitled "Cautionary Statements" included in our latest periodic report filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to reflect new information, circumstances or events after the date of this release or to reflect the occurrence of unanticipated events.

Insightful, the Insightful logo, "intelligence from data" and S-PLUS Analytic Server are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.



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